Exhibit 4.33

                             FORM OF PROMISSORY NOTE

                        UNSECURED DEMAND PROMISSORY NOTE

US$7,500,000                                                     OTTAWA, ONTARIO

                                                         DATE: FEBRUARY 27, 2003

FOR VALUE RECEIVED the undersigned unconditionally promises to pay on demand to WESLEY CLOVER CORPORATION (the "Lender") or to its order, at 555 Legget Drive, Tower B, Suite 534, Ottawa, Ontario K2K 2X3, in lawful money of the United States, the amount of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS (US$7,500,000), and to pay interest from the date of this Note on the said sum or the amount from time to time remaining unpaid at the rate per annum which is equal to the interest rate established and announced by Royal Bank of Canada as its Prime Rate for Canadian dollar denominated commercial loans (currently 4.5%), calculated and payable on the last Business Day in Ottawa, Ontario for each of the following months - April, July, October and January, both before and after demand, default and judgement and to pay on demand interest on overdue interest at the aforementioned rate compounded quarterly on the last Business Day in Ottawa, Ontario on each of the following months - April, July, October and January, before and after judgement.

"Business Day" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario are open for commercial banking business during normal banking hours.

The undersigned waives demand, presentment for payment, notice of non-payment and notice of protest of this Note. No failure or delay by the Lender in exercising any right under this Note shall operate as a waiver of such right, nor shall any single or partial exercise of any right exclude the further exercise thereof or the exercise of any other right. The undersigned hereby waives the right to assert in any action or proceeding with regard to this Note any setoffs or counterclaims which the undersigned may have.

The Lender acknowledges that this Note is subject to the terms of a Subordination Agreement to be entered into between the undersigned, the Lender, Bank of Montreal as administrative agent, and/or an agreement in substantially similar form to be entered into between such parties and Export Development Canada, and any purchaser, assignee or transferee of this Note will be required to execute and deliver to such lenders, a subordination agreement substantially in the form of such Subordination Agreement.

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall enure to the benefit of the Lender, its successors and assigns and shall be binding on the undersigned and its successors.

     DATED February 27, 2003.

                                        MITEL NETWORKS CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                             FORM OF PROMISSORY NOTE

                        UNSECURED DEMAND PROMISSORY NOTE

CDN $4,000,000                                                   OTTAWA, ONTARIO

                                                         DATE: FEBRUARY 26, 2003

FOR VALUE RECEIVED the undersigned unconditionally promises to pay on demand to WESLEY CLOVER CORPORATION (the "Lender") or to its order, at 555 Legget Drive, Tower B, Suite 534, Ottawa, Ontario K2K 2X3, in lawful money of the Canada, the amount of FOUR MILLION DOLLARS (CDN$4,000,000), and to pay interest from the date of this Note on the said sum or the amount from time to time remaining unpaid at the rate per annum which is equal to the interest rate established and announced by Royal Bank of Canada as its Prime Rate for Canadian dollar denominated commercial loans (currently 4.5%), calculated and payable on the last Business Day in Ottawa, Ontario for each of the following months - April, July, October and January, both before and after demand, default and judgement and to pay on demand interest on overdue interest at the aforementioned rate compounded quarterly on the last Business Day in Ottawa, Ontario on each of the following months - April, July, October and January before and after judgement.

"Business Day" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario are open for commercial banking business during normal banking hours.

The undersigned waives demand, presentment for payment, notice of non-payment and notice of protest of this Note. No failure or delay by the Lender in exercising any right under this Note shall operate as a waiver of such right, nor shall any single or partial exercise of any right exclude the further exercise thereof or the exercise of any other right. The undersigned hereby waives the right to assert in any action or proceeding with regard to this Note any setoffs or counterclaims which the undersigned may have.

The Lender acknowledges that this Note is subject to the terms of a Subordination Agreement to be entered into between the undersigned, the Lender, Bank of Montreal as administrative agent, and/or an agreement in substantially similar form to be entered into between such parties and Export Development Canada, and any purchaser, assignee or transferee of this Note will be required to execute and deliver to such lenders, a subordination agreement substantially in the form of such Subordination Agreement.

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall enure to the benefit of the Lender, its successors and assigns and shall be binding on the undersigned and its successors.

       DATED February 26, 2003.

                                         MITEL NETWORKS CORPORATION

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             FORM OF PROMISSORY NOTE

                        UNSECURED DEMAND PROMISSORY NOTE

CDN $6,000,000                                                   OTTAWA, ONTARIO

                                                         DATE: FEBRUARY 26, 2003

FOR VALUE RECEIVED the undersigned unconditionally promises to pay on demand to WESLEY CLOVER CORPORATION (the "Lender") or to its order, at 555 Legget Drive, Tower B, Suite 534, Ottawa, Ontario K2K 2X3, in lawful money of the Canada, the amount of SIX MILLION DOLLARS (CDN$6,000,000), and to pay interest from the date of this Note on the said sum or the amount from time to time remaining unpaid at the rate per annum which is equal to the interest rate established and announced by Royal Bank of Canada as its Prime Rate for Canadian dollar denominated commercial loans (currently 4.5%), calculated and payable on the last Business Day in Ottawa, Ontario for each of the following months - April, July, October and January, both before and after demand, default and judgement and to pay on demand interest on overdue interest at the aforementioned rate compounded quarterly on the last Business Day in Ottawa, Ontario on each of the following months - April, July, October and January before and after judgement.

"Business Day" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario are open for commercial banking business during normal banking hours.

The undersigned waives demand, presentment for payment, notice of non-payment and notice of protest of this Note. No failure or delay by the Lender in exercising any right under this Note shall operate as a waiver of such right, nor shall any single or partial exercise of any right exclude the further exercise thereof or the exercise of any other right. The undersigned hereby waives the right to assert in any action or proceeding with regard to this Note any setoffs or counterclaims which the undersigned may have.

The Lender acknowledges that this Note is subject to the terms of a Subordination Agreement to be entered into between the undersigned, the Lender, Bank of Montreal as administrative agent, and/or an agreement in substantially similar form to be entered into between such parties and Export Development Canada, and any purchaser, assignee or transferee of this Note will be required to execute and deliver to such lenders, a subordination agreement substantially in the form of such Subordination Agreement.

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall enure to the benefit of the Lender, its successors and assigns and shall be binding on the undersigned and its successors.

       DATED February 26, 2003.

                                            MITEL NETWORKS CORPORATION

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: